Aston Funds

EXHIBIT TO ITEM 77Q1(e)

Copies of any new or amended Registrant investment advisory contracts

The following documents are included in Registrant's Form Type 485BPOS, dated March 30, 2009 (Accession No. 0000950137-09-002384), and
incorporated by reference herein:

1.   Form of Revised Schedules A and B to the Investment
Advisory Agreement between the Trust and Aston Asset
Management LLC.

2.   Sub-Investment Advisory Agreement between Aston
Asset Management LLC     and Lake Partners, Inc.

The following document is included in Registrant's Form Type 485BPOS dated February 27, 2009 (Accession No. 0000950137-09-001386), and is
incorporated by reference herein:

1.   Sub-Investment Advisory Agreement between Aston
Asset Management LLC      and Taplin, Canida & Habacht, Inc.